Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350

The undersigned, Donald H. Hosmer, Co-President and Co-Chief Executive Officer of Royale Energy, Inc., a California corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2011	By:	/s/ Donald H. Hosmer
Donald H. Hosmer, Co-President and Co Chief Executive Officer